Exhibit 32

GOlDEN EAGLE INTERNATIONAL, INC.

        Certification pursuant to 18 U.S.C. 1350
Principal Executive Officer

        To my knowledge: the annual report on Form 10-K for the period ended December 31, 2003, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition, results of operations and statement of shareholders' equity of Golden Eagle International, Inc. for the periods presented.

By: /s/ Terry C. Turner Terry C. Turner Principal Executive Officer March 30, 2004

        Certification pursuant to 18 U.S.C. 1350
Principal Financial Officer

        To my knowledge: the annual report on Form 10-K for the period ended December 31,2003 containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition, results of operations and statement of shareholders' equity of Golden Eagle International, Inc. for the periods presented.

By: /s/ Tracy A. Madsen Tracy A. Madsen Principal Financial Officer March 30, 2004